UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2003

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(503) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	StanCorp Financial Group, Inc. press release dated July 24, 2003
99.2	StanCorp Financial Group, Inc. Statistical Supplement dated June 30, 2003

Item 9. Information provided under Item 12, “Results of Operations and Financial Condition”

The following information is furnished pursuant to Item 12, “Results of Operations and Financial Condition”.

On July 24, 2003, StanCorp Financial Group, Inc. issued a press release reporting the Company’s second quarter 2003 results and the appointment of a Lead Director. A copy of the press release is attached hereto as exhibit 99.1 and incorporated herein by reference. A copy of the Company’s Statistical Supplement dated June 30, 2003 is attached hereto as exhibit 99.2 and incorporated herein by reference.

Financial measures that exclude accumulated other comprehensive income are non-GAAP (Generally Accepted Accounting Principles) measures. The Company provides net income return on average equity calculated both with and without accumulated other comprehensive income in its financial disclosures because management believes providing both gives investors a better understanding of return on equity. Measuring net income return on average equity without accumulated other comprehensive income excludes the effect of market value fluctuations of the Company’s fixed maturity securities primarily associated with changes in interest rates. Management believes that measuring net income return on average equity without accumulated other comprehensive income is important to investors because the turnover of the Company’s portfolio of fixed maturity securities may not be such that unrealized gains and losses reflected in accumulated other comprehensive income are ultimately realizable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2003

STANCORP FINANCIAL GROUP, INC.

/s/ Cindy J. McPike
Cindy J. McPike Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

* 99.1	StanCorp Financial Group, Inc. press release dated July 24, 2003

* 99.2	StanCorp Financial Group, Inc. Statistical Supplement dated June 30, 2003

*	Filed herewith